Exhibit 10.31

PLEDGE AGREEMENT

This Pledge Agreement (“Agreement”), dated March 20, 2009, is made by Evergreen Operations, LLC a Delaware limited liability company (“Pledgor”) in favor of Centurion Credit Funding LLC (“Secured Party”).

Background

A.            To induce Secured Party to extend credit to Pledgor, Evergreen Energy Inc., and Buckeye Industrial Mining Co. (collectively, the “Companies”), as evidenced by that certain Note Purchase Agreement of even date herewith among Companies and Secured Party (as it may be amended, supplemented, replaced or restated from time to time, the “Purchase Agreement”), Pledgor executes and delivers this Agreement to Secured Party.  All capitalized terms used herein and not otherwise defined shall have the same meanings assigned to such terms in the Purchase Agreement, or if not expressly defined in the Purchase Agreement, the Security Agreement.

B.            This Agreement is given and is intended to provide additional security for the Obligations.

NOW THEREFORE, for other good and sufficient consideration, the receipt of which is hereby acknowledged, Pledgor, intending to be legally bound hereby, covenants and agrees as follows:

1.             Pledgor, for the purpose of granting a continuing lien and security interest, does hereby assign, pledge, hypothecate, deliver and set over to Secured Party, its successors and assigns, the investment property described on Schedule I attached hereto and made part hereof, together with any additions, exchanges, replacements and substitutions therefor, dividends and distributions from time to time with respect thereto, and the proceeds thereof, including, without limitation, the following property (collectively, the “Pledged Collateral”): all of the shares of capital stock in the corporation listed on Schedule I attached hereto, whether now owned or hereafter acquired by such Pledgor or in which such Pledgor now or hereafter has any rights, options or warrants, together with all certificates representing such shares and all rights (but none of the obligations) under or arising out of the applicable organizational documents of such corporation.

2.             The pledge and security interest described herein shall continue in effect to secure all Obligations from time to time incurred or arising unless and until all Obligations have been indefeasibly paid and satisfied in full in cash and the Purchase Agreement has been terminated.

3.             Pledgor hereby represents and warrants that:

(a)           Except as pledged herein, Pledgor has not sold, assigned, transferred, pledged or granted any option or security interest in or otherwise hypothecated the Pledged Collateral in any manner whatsoever and the Pledged Collateral is pledged herewith free and clear of any and all liens, security interests, encumbrances, claims, pledges, restrictions, legends, and options;

(b)           Pledgor has the full power and authority to execute, deliver, and perform under this Agreement and to pledge the Pledged Collateral hereunder;

(c)           This Agreement constitutes the valid and binding obligation of Pledgor, enforceable in accordance with its terms and the pledge of the Pledged Collateral referred to herein is not in violation of and shall not create any default under any agreement, undertaking or obligation of Pledgor;

(d)           The Pledged Collateral has been duly and validly authorized and issued by the issuer thereof and such Pledged Collateral is fully paid for and non-assessable;

(e)           Pledgor is pledging hereunder all of the Pledgor’s interest and ownership in all entities listed on Schedule I attached hereto;

(f)            Contemporaneously with the execution hereof, Pledgor is delivering to Secured Party all certificates representing or evidencing the Pledged Collateral, accompanied by duly executed instruments of transfer or assignments in blank, to be held by Secured Party in accordance with the terms hereof; and

4.             If an Event of Default occurs and is continuing under the Purchase Agreement, the Notes or any other Transaction Document, then Secured Party may, at its sole option in accordance with the terms of the Purchase Agreement, exercise from time to time with respect to the Pledged Collateral any and/or all rights and remedies available to it hereunder, under the Uniform Commercial Code as adopted in the State of New York (“UCC”), or otherwise available to it, at law or in equity, including, without limitation, the right to dispose of the Pledged Collateral at public or private sale(s) or other proceedings and Pledgor agrees that, if permitted by law, Secured Party or its nominee may become the purchaser at any such sale(s).

5.             (a)           In addition to all other rights granted to Secured Party herein or otherwise available at law or in equity, Secured Party shall have the following rights, each of which may be exercised at Secured Party’s sole discretion exercised in good faith (but without any obligation to do so), at any time following the occurrence and during the continuance of an Event of Default under the Purchase Agreement, the Notes or any other Transaction Document, without further consent of Pledgor: (i) transfer the whole or any part of the Pledged Collateral into the name of itself or its nominee or to conduct a sale of the Pledged Collateral pursuant to the UCC or pursuant to any other applicable law; (ii) vote the Pledged Collateral; (iii) notify the persons obligated on any of the Pledged Collateral to make payment to Secured Party of any amounts due or to become due thereon; and (iv) release, surrender or exchange any of the Pledged Collateral at any time, or to compromise any dispute with respect to the same.  Secured Party may proceed against the Pledged Collateral, or any other collateral securing the Obligations, in any order, and against Pledgor and any other obligor (including, without limitation, the Companies), jointly and/or severally, in any order to satisfy the Obligations.  Pledgor waives and releases any right to require Secured Party to first collect any of the Obligations secured hereby from any other collateral of Pledgor or any other party (including, without limitation, the Companies) securing the Obligations under any theory of marshalling of assets, or otherwise.  All rights and remedies of Secured Party are cumulative, not alternative.

(b)           Pledgor hereby irrevocably appoints Secured Party its attorney-in-fact, subject to the terms hereof, following the occurrence and during the continuance of an Event of Default under the Purchase Agreement, the Notes or any other Transaction Document, at Secured Party’s option, (i) to effectuate the transfer of the Pledged Collateral on the books of the issuer thereof to the name of Secured Party or to the name of Secured Party’s nominee, designee or assignee; (ii) to endorse and collect checks payable to such Pledgor representing distributions or other payments on the Pledged Collateral; and (iii) to carry out the terms and provisions hereof.

6.             The proceeds of any Pledged Collateral received by Secured Party at any time, whether from the sale of Pledged Collateral or otherwise, may be applied to or on account of the Obligations and in such order as Secured Party may elect.  In addition, Secured Party may apply any such proceeds to or on account of the payment of all costs, fees and expenses (including, without limitation, reasonable attorneys’ fees) which may be incurred by Secured Party.

7.             Pledgor recognizes that Secured Party may be unable to effect, or may effect only after such delay which would adversely affect the value that might be realized from the Pledged Collateral, a public sale of all or part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (“Securities Act”) and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof.  Pledgor agrees that any such private sale may be at prices and on terms less favorable to Secured Party or the seller than if sold at public sales, and therefore recognizes and confirms that such private sales shall not be deemed to have been made in a commercially unreasonable manner solely because they were made privately.  Pledgor agrees that Secured Party has no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act.

8.             In the event that any change is made or declared in the capital structure of the corporation listed on Schedule I attached hereto, or Pledgor acquires or in any other manner receives additional shares in such entity, or any option included within the Pledged Collateral is exercised, any and all new, substituted or additional certificates representing or evidencing such shares which have been issued by reason of any such change or exercise, shall be delivered to and held by Secured Party under the terms hereof in the same manner as the Pledged Collateral originally pledged hereunder.

9.             So long as no Event of Default has occurred and is continuing under the Purchase Agreement, the Notes or any other Transaction Document, and, until Secured Party notifies Pledgor in writing of the exercise of its rights hereunder, Pledgor shall retain the sole right to vote the Pledged Collateral and exercise all rights of ownership with respect to all corporate questions for all purposes not inconsistent with the terms hereof.

10.           Secured Party shall have no obligation to take any steps to preserve, protect or defend the rights of Pledgor or Secured Party in the Pledged Collateral against other parties.  Secured Party shall have no obligation to sell or otherwise deal with the Pledged Collateral at any time for any reason, whether or not upon request of any Pledgor, and whether or not the value of the Pledged Collateral, in the opinion of Secured Party or Pledgor, is more or less than the aggregate amount of the Obligations secured hereby, and any such refusal or inaction by Secured Party shall not be deemed a breach of any duty which Secured Party may have under law to preserve the Pledged Collateral.  Except as provided by applicable law, no duty, obligation or responsibility of any kind is intended to be delegated to or assumed by Secured Party at any time with respect to the Pledged Collateral.

11.           To the extent Secured Party is required by law to give Pledgor prior notice of any public or private sale, or other disposition of the Pledged Collateral, Pledgor agrees that ten (10) days prior written notice to Pledgor shall be a commercially reasonable and sufficient notice of such sale or other intended disposition.  Pledgor further recognizes and agrees that if the Pledged Collateral, or a portion thereof, threatens to decline speedily in value or is of a type customarily sold on a recognized market, Pledgor shall not be entitled to any prior notice of sale or other intended disposition.

12.           Pledgor shall indemnify, defend and hold harmless Secured Party from and against any and all claims, losses and liabilities resulting from any breach by Pledgor of Pledgor’s, or any of their, representations and covenants under this Agreement.

13.           Pledgor hereby waives notice of (a) acceptance of this Agreement, (b) the existence and incurrence from time to time of any Obligations under the Purchase Agreement, the Notes or any other Transaction Document, (c) the existence of any Event of Default, the making of demand, or the taking of any action by Secured Party under the Purchase Agreement, the Notes or any other Transaction Document and (d) demand and default hereunder.

14.           This Agreement shall remain in full force and effect and shall not be limited, impaired or otherwise affected in any way by reason of (a) any delay in making demand on Pledgor for, or delay in enforcing or failure to enforce, performance or payment of Companies’ Obligations, (b) any failure, neglect or omission on Secured Party’s part to perfect any lien upon, protect, exercise rights against, or realize on, any property of Pledgor, any Borrower or any other party securing the Obligations, (c) any failure to obtain, retain or preserve, or the lack of prior enforcement of, any rights against any person or persons or in any property, (d) the invalidity or unenforceability of any Obligations or rights in any Collateral under the Purchase Agreement, the Notes, the Security Agreement, the Mortgage or any other Transaction Document, (e) the existence or nonexistence of any defenses which may be available to Companies, or any of them, with respect to the Obligations, or (f) the commencement of any bankruptcy, reorganization, liquidation, dissolution or receivership proceeding or case filed by or against any Borrower.

15.           Pledgor covenants and agrees that Pledgor shall not, without the prior written consent of Secured Party, sell, encumber or grant any lien, security interest or option on or with respect to any of the Pledged Collateral except as permitted in the Purchase Agreement.

16.           Pledgor hereby authorizes and hereby instructs the issuer of the Pledged Collateral to comply with any instruction received by it from Secured Party in writing that states that an Event of Default has occurred and is continuing and, without any other or further instructions from Pledgor, and Pledgor agrees that the issuer shall be fully protected in so complying.

17.           Any failure of or delay by Secured Party to exercise any right or remedy hereunder shall not be construed as a waiver of the right to exercise the same or any other right or remedy at any other time.

18.           This Agreement constitutes the entire agreement between the parties hereto regarding the subject matter hereof and may be modified only by a written instrument signed by Pledgor and Secured Party.

19.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.  Any judicial proceeding brought by or against Pledgor with respect to this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, Pledgor accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.  Pledgor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) or by nationally recognized overnight courier directed to Pledgor at their address as set forth on the signature page hereto, unless Pledgor notifies Secured Party of a change in such address, and service so made shall be deemed completed three (3) days after the same shall have been so deposited in the mail of the United States of America.  Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Secured Party to bring proceedings against Pledgor in the courts of any other jurisdiction.  Pledgor waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  Pledgor waives the right to remove any judicial proceeding brought against such Pledgor in any state court to any federal court.  Any judicial proceeding by Pledgor against Secured Party involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in New York.

20.           All communications which Secured Party may provide to Pledgor herein shall be sent to Pledgor at the address set forth below in writing, and may be delivered in a manner described in Section 7.4 of the Purchase Agreement.

21.           This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

22.           PLEDGOR HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE PURCHASE AGREEMENT, THE OBLIGATIONS OR THE PLEDGED COLLATERAL.

SIGNATURE ON FOLLOWING PAGE

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first set forth above.

EVERGREEN OPERATIONS, LLC

By:	/s/ Diana L. Kubik
Name:	Diana L. Kubik
Title:	Vice President and Chief Financial Officer

Address:	1225 17th Street, Suite 1300
Denver, Colorado 80202
Attn: Chief Financial Officer
Facsimile: 303-293-8430

[SIGNATURE PAGE TO PLEDGE AGREEMENT]

S-1

SCHEDULE I

Pledged Collateral

The following Collateral is hereby pledged by Pledgor to Secured Party pursuant to the Collateral Pledge Agreement to which this Schedule is attached:

Pledged Shares

Name of Corporation	State of Incorp.	Total Number of Shares Authorized to be Issued	Total Number Of Shares Issued	Number of Shares Issued to Owner	Class of Shares Issued to Owner	Stock Certificate Number(s)	Owner of Shares
Buckeye Industrial Mining Co.	OH	100	100	100	Common Stock	1	Pledgor